Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 and the Registration Statement on Form F-1 (No. 333-191863) of Constellium N.V. of our report dated May 17, 2013 relating to the financial statements of Constellium Holdco B.V. for the years ended December 31, 2012 and 2011, which appear in such Registration Statements.

PricewaterhouseCoopers Audit

/s/ Oliver Lotz

Olivier Lotz

Partner

Neuilly-sur-Seine Cedex, France

October 25, 2013